SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 5, 2006
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Change in Control Severance Agreements
     On June 5, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) approved revised Severance Agreements (the “Agreements”) between the Company and certain of its officers. Under these Agreements, when certain events occur, such as termination of the individual’s employment by the Company due to a Change in Control of the Company (defined in the Agreements to be generally the acquisition of 30% or more of the combined voting power of the voting stock of the Company), or resignation or retirement of the individual during the three year period following a Change in Control and a reduction in the individual’s responsibilities, position, offices or salary, or certain changes in incentive payments or benefits, the individual will be entitled to receive a payment in an amount, grossed up for any excise taxes payable by the individual, equal to a certain multiple of the individual’s annual base salary and annual incentive compensation. The multiple for most executive officers is three. The multiple for one executive officer and all other officers is 1.5. The individual would also receive a supplemental pension benefit as well as certain benefits under the SIP Plan and the Post-Tax SIP Plan. The individual would also be eligible to continue to be covered by the Company’s health and welfare benefit plans for a certain period of time following the termination.
     If the Company terminates an employee covered by an Agreement, other than for cause (as defined in the Agreement), due to criminal activity or willful misconduct or gross negligence in the performance of the individual’s duties, or in connection with a Change in Control, the individual will be entitled to receive a payment in an amount, grossed up for any excise taxes payable by the individual, equal to a certain multiple of the individual’s annual base salary and, for most of the executive officers, annual incentive compensation. The multiple for the Chairman and the Chief Executive Officer is two. The multiple for most other executive officers is 1.5. The multiple for one executive officer and all other officers is one. The individual would also be eligible to continue to be covered by the Company’s health and welfare benefit plans for a certain period of time following the termination.
     The disclosure in Item 1.02 below is incorporated into this Item 1.01 by reference.
     The summary of the Agreements described above is qualified in its entirety by reference to the form of the revised Severance Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Termination of Employee Death Benefit Agreement
     Certain executive officers are parties to an amended form of Death Benefit Agreement pursuant to which the Company agreed to provide death benefits to the beneficiaries of such individual. On June 5, 2006, the Committee decided to replace the death benefit protections provided by such agreement with a term life insurance policy on the life of such individual in the amount of twice the employee’s annual salary in effect as of December 31, 2003. The amount of the term life insurance policy is equal to the amount which was to be provided under the Death Benefit Agreement. The summary of the agreement terminating the Death Benefit Agreement described above is qualified in its entirety by reference to such agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Document
10.1	Form of Severance Agreement.

10.2	Form of Termination of Employee Death Benefit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: June 9, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Severance Agreement.

10.2	Form of Termination of Employee Death Benefit Agreement.